Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 9, 2004 with respect to the consolidated financial statements of Perficient, Inc. incorporated by reference in the Registration Statement (Form S-8 No. 333-00000) and related Prospectus pertaining to the Perficient, Inc. Employee Stock Purchase Plan.

/s/ Ernst & Young LLP

Austin, Texas
December 19, 2005